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                                                                 EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


RECITALS:

         WHEREAS, Employer desires to obtain the services of Employee, and Employee desires to provide services to Employer in accordance with the terms, conditions, and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties to this Agreement agree as follows:

         1.      TERM.    Employee's employment pursuant to this agreement
shall commence as of March 1, 1998 and shall continue pursuant to this Agreement until the earliest occurrence of (i) death of Employee, (ii) disability of employee which renders him unable to perform his obligations hereunder for a period of at least 120 days out of any 150 consecutive day period or which, in the written opinion of a physician of recognized ability and reputation, mutually agreeable to Employee and Employer, renders him permanently unable to perform his duties hereunder, (iii) discharge of Employee by the Employer pursuant to Section 8 hereof, or (iv) February 28, 2001 provided however, that the term of this Agreement will be automatically renewed for successive six month periods following the initial term hereof, unless one party notifies the other party in writing that it or he intends to terminate this Agreement at least six months prior to the termination date. In the event Employee elects to terminate this Agreement as provided in the preceding sentence, Employee, at the option of the Employer, will cooperate and assist Employer in the training of Employee's successor during that part (or all) of the remaining term of this Agreement for which Employee is compensated at the Salary being received by him pursuant to Section 3(a) below at the time of termination of this Agreement. In the event that Employee provides such notice of termination to Employer, Employer, at its option, may choose to terminate this Agreement on any date it chooses during such six-month period and Employee shall be paid through such termination date.

         2. DUTIES. Employee will be employed as the Vice President, Chief Financial Officer, Assistant Secretary and Treasurer of Employer, and in such capacity will perform the normal duties associated with such position and such other duties as may be assigned from time to time by the Board of Directors of Employer. During the term of this Agreement, employee shall devote his full time, attention, and energies to the business of Employer in order to discharge his duties faithfully, diligently, to the best of his abilities, and in a manner consistent with any and all policies and guidelines as may be established by Employer from time to time.

         3.      COMPENSATION.

         (a) Subject to the terms and conditions of this Agreement and as compensation for the performance of his services hereunder, Employer will pay Employee a fixed salary at a minimum annual rate of $132,000 (such rate, as may be adjusted upward from time to time as provided by the Board of Directors of Employer, is referred to herein as "Salary"). Employee's Salary will accrue and be payable to Employee in accordance with payroll practices of Employer for senior executives in effect from time to time during the term of this Agreement.

         (b) Additionally, on the closing date of the Employer's Initial Public Offering on Registration Form S-1, Employer will pay Employee a lump-sum cash amount equal to $66,000.

         (c) At its sole discretion the Board of Directors of Employer may develop such incentive compensation arrangements as may be determined to be appropriate for the conduct of Employer's business and Employee's duties in connection therewith.

         (d) All payments to Employee pursuant to this Agreement will be subject to deduction and withholding authorized or required by applicable law.




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         4.      EMPLOYEE BENEFITS; REIMBURSEMENT OF EXPENSES.      During the
term of this Agreement, Employer shall provide such fringe benefits, including paid sick leave, paid holidays, participation in health insurance plans, and other employee benefit plans which are regularly maintained by Employer for it senior executive officers in accordance with the policies of Employer in effect from time to time. Notwithstanding the foregoing, Employee shall be entitled to a minimum of three weeks of paid vacation each year of this Agreement. In addition, during the term of this Agreement, Employer shall pay Employee the amount of $500 each month as car allowance and reimburse Employee for his travel, entertainment, and other business expenses incurred in connection with his employment under this Agreement in accordance with the policies of Employer in effect from time to time.

         5.      CONFIDENTIALITY.          Employee acknowledges that he is
being employed by Employer in a capacity in which he will receive or contribute to information not generally known, and proprietary to Employer, about Employer's business, services and products (collectively, "Confidential Information"). Employee hereby acknowledges and agrees that all Confidential Information concerning the business or affairs of Employer which Employee may acquire in connection with or as a result of his association with Employer will be received in strict confidence and will be used only for the purposes of performing his duties pursuant to this Agreement and that no such Confidential Information will be otherwise used or disclosed by Employee during or after the term of this Agreement without the prior written consent of Employer. Upon termination of Employee' employment hereunder, all Confidential Information and other documents, records, notebooks, customer lists, mailing list, business proposals, contracts, agreements and other repositories containing information concerning Employer or its business (including all copies hereof) in Employee's possession, whether prepared by Employee or others, will remain with or be returned to Employer. Notwithstanding the foregoing, this Section shall be inoperative as to any portion of the Confidential Information which (i) is or becomes generally available to the public other than as a result of a disclosure by Employee or (ii) becomes available to Employee on a non-confidential basis and not in contravention of Employer's rights or applicable law from a source (other than Employer) which Employee reasonable believes is entitled to possess and disclose it.

         6. NONCOMPETITION AND NONSOLICITATION. Employee acknowledges and agrees that the training he will receive, the experience he will gain while employed and the Confidential Information he will acquire will enable him to injure Employer if he should violate the provisions set forth in this Section 6. In addition, Employee acknowledges and agrees that Employer is entering into this Agreement at the request of Employee and that Employer would not enter into this Agreement unless this Agreement contained the terms set forth in this
Section 6.  For these reasons, Employee hereby agrees as follows:

                 (a) During the period Employee is employed by Employer or one of its Affiliates and for a period of two years thereafter, except for services performed on behalf of Employer or one of its Affiliates, Employee agrees that he will not directly or indirectly either as an individual, a partner or a joint venturer, or in any other capacity,
         (i) invest in a company engaged in (other than investments in publicly-owned companies which constitute not more than 5% of the voting securities of any such company), or engage in, within the United States or other country from which Employer and its Affiliates derive at least 5% of their revenues (such 5% determination to be made as of the one-year period ending on the date of such proposed investment if Employee is at the time employed by Employer or as of the one-year period ending on the date Employee ceases to be employed by the Employer if the proposed investment or engagement is after the time Employee is employed by Employer) (the "Restricted Area") (x) the business of distributing or renting site-based, two-way communication equipment to end-users or dealers or any other business that generates more than 5% of the revenues of Employer and its Affiliates (such 5% determination to be made in the same manner as is described above) (the items listed under clause (x) hereto are collectively referred to herein as "Competitive Businesses"), or (ii) accept employment with or render services to Competitive Businesses that engages in such Competitive business within the Restricted Area as a director, officer, agent, employee, consultant, or any other capacity. The parties agree that, if such non-competition agreement is determined by a court of competent jurisdiction to be unenforceable, such agreement





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         should be reformed by the court to the extent necessary to be enforceable and to give effect to the intent of this Section 6. "Affiliates" of a person or entity means each entity that controls, is controlled by, or under common control with such person or entity.

                 (b) During the period Employee is employed by Employer or one of its Affiliates and for a period of two years thereafter, neither Employee nor any of his Affiliates will, directly or indirectly, (i) solicit for the purpose of distributing or renting site-based, two-way communication equipment to end-users or dealers or any other business that generates more than 5% of the revenues of Employer and its Affiliates, any customer or former customer of Employer or any of its Affiliates, (ii) solicit for employment by himself, itself, or anyone else, any employee of Employer or any of its Affiliates or any person who was an employee of Employer or any of its Affiliates within a one-year period immediately preceding such solicitation or employment; or (iii) induce or attempt to induce, any such employee of Employer or any of its Affiliates to terminate such Employee's employment.

                 (c) Employee acknowledges and agrees that the breach by him of the provisions of this Section 6 could not be adequately compensated with monetary damages and would irreparably injure Employer, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section against Employee, and Employee waives any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing contained herein shall limit the remedies, legal or equitable, otherwise available to Employer, and all remedies of Employer herein are in addition to any remedies available to Employer at law or otherwise.

                 (d) The parties hereto acknowledge that the provisions of this Section 6 are supported by good and valuable consideration. Employee acknowledges and agrees that the limitations as to time, geographic area and scope of activity set forth in this Section 6 are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Employer. Employee acknowledges and recognizes that the enforcement of any of the noncompetition provisions in this Agreement by Employer will not interfere with the ability of him to pursue a proper livelihood. Employee further represents that he is capable of pursuing a career that would not violate the noncompetition provisions hereof to earn a proper livelihood.

                 (e) The parties hereto intend all provisions of this Agreement including the provisions set forth in this Section 6 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision herein is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Employee agrees that the noncompetition agreements, non-solicitation agreements, and nonemployment agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the date hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         7. INJUNCTIVE RELIEF. This section has been intentionally deleted.





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         8.      TERMINATION.

                 (a) Employer may terminate Employee's employment with or without Cause (as defined herein). If Employee's employment is terminated for Cause, Employee will be paid Salary to the date of such termination notice (less all amounts required to be withheld or deducted therefrom and all undisputed amounts owed or due by Employee to Employer).

                 (b) In the event Employer terminates Employee other than for Cause, except as provided for in Section 8(e) hereof, Employer shall
         (i) continue to pay Salary to Employee through the stated term of this Agreement (less all amounts required to be withheld or deducted therefrom and all undisputed amounts owed or due by Employee to Employer), and (ii) continue to provide Employee during the term of this Agreement health insurance with coverage no less than the coverage available during such period to Employer's senior executive officers, and Employer shall have no other obligation thereunder.

                 (c) If no other provision in this SECTION 8 is applicable and in the event this Agreement terminates pursuant to the expiration of the term set forth in SECTION 1, Employee will be paid only Salary as has been earned to the date of termination (less all amounts required to be withheld or deducted therefrom and all undisputed amounts owed or due by Employee to Employer) or such longer period as he is entitled pursuant to the provisions of SECTION 9.

                 (d) If Employee dies during the term hereof, this Agreement will terminate, and Employer will pay to the estate of Employee the Salary which would otherwise be payable to Employee up to the end of the month in which his death occurs (less all amounts required to be withheld or deducted therefrom and all undisputed amounts owed or due by Employee to Employer).

                 (e) If Employee's employment is terminated by Employer without Cause, Employee shall use his best efforts to seek other reasonably comparable employment. If Employee becomes employed during the remaining term of this Agreement, Employer's obligation to provide health insurance to Employee shall terminate upon Employee's gaining such other employment. If Employee gains other employment that provides him with compensation equal to 75% or more of Employee's Salary as of the date he ceases to be employed by Employer, Employer's obligation to pay Salary hereunder shall terminate at the earlier of six months after Employee gains such other employment or the end of the stated term of this Agreement. If Employee's new employment does not provide him with compensation equal to 75% or more of his Salary as of the date he ceased to be employed by Employer, Employer's obligation to pay 100% of the Salary hereunder shall terminate at the earlier of six months after Employee gains such other employment or the end of the stated term of this Agreement, and if the end of such six-month period is before the end of the stated term of this Agreement then Employer shall also be obligated to pay to Employee from the end of such six-month period until the end of the sated term of this Agreement the difference between 75% of Employee's Salary as of the date Employee ceased to be employed by Employer and Employee's compensation from his new employment. Not withstanding the foregoing, payments under this Agreement after termination shall reduce amounts payable after termination under the Severance Agreement ("Severance Agreement"), if any, that is entered into between Employer and Employee

                 (f)  For the purposes of this Agreement, "Cause" shall mean:

                          (i) the failure or inability for any reason of Employee to devote his full business time to Employer's business,

                          (ii) the failure of Employee to diligently or effectively perform his duties under this Agreement (other than any such failure resulting from incapacity due to physical injury or illness or mental illness as such is provided for in SECTION 9); provided, that, before a termination of Employee pursuant to this Section 8(g)(ii) shall be considered for "Cause", Employer must give Employee 10 days' notice and an opportunity during such 10 day





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                 period to cure such failure,

                          (iii) any intentional dishonest or fraudulent act or course of conduct by Employee that is detrimental to Employer, or other act or course of conduct by Employee constituting a criminal act, or the commission by Employee of an act or a course of conduct involving moral turpitude, or the commission by Employee of an act that renders Employee incapable of performing his duties under this Agreement or materially adversely affects Employer's business reputation,

                          (iv) any material breach by Employee of any of the terms of, or the material failure to perform any covenant contained in, this Agreement; provided, that, before a termination of Employee pursuant to this Section 8(g)(iv) shall be considered for "Cause" if such breach or failure is curable, Employer must give Employee 10 days' notice and an opportunity during such 10 day period to cure such breach or failure, or the violation by Employee of written policies established by Employer with respect to the operation of its business and affairs or employee's failure to carry out the instructions of the Board of Directors, Chairman or President of Employer, provided that, before a termination of Employee pursuant to this section 8(g)(v) shall be considered for Cause if such violation or failure is curable, Employer must give Employee 10 days' notice and an opportunity during such 10 day period to cure such violation or failure.

         For purposes of this Agreement, Employee's act, or failure to act will be deemed "intentional" only if done, or omitted to be done, without reasonable belief that his action or omission was in the best interest of Employer.

         9. DISABILITY. If Employee is unable to perform his assigned duties by reason of illness, injury or incapacity (other than as a result of abuse of drugs, alcohol or other substances), he will be entitled to receive such disability benefits as are provided by Employer's disability policies for its other senior executive officers. Notwithstanding the foregoing, upon any Disability as described in Section 1 hereof, Employee's employment under this Agreement shall terminate.

         10.     BINDING NATURE.

                 (a) Employer will require any successor and any corporation or other legal person which is in control of such successor (as "control" is defined in Regulation 230.405 or any successor rule or regulation promulgated under the Securities Act of 1933, as amended) to all or substantially all of the business and/or assets of Employer (by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Notwithstanding the foregoing, any such assumption shall not, in any way, affect or limit the liability of the Employer under the terms of this Agreement or release the Employer from any obligations hereunder. As used in this Agreement "Employer" shall mean Employer as hereinbefore defined and any successor to its business and/or all or part of its assets as aforesaid which executes and delivers the agreement provided for in this SECTION 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                 (b) This Agreement and all the rights of Employee under this Agreement will inure to the benefit of and will be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                 (c) Except as set forth above, neither this Agreement, nor any of the rights, interests or





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         obligations hereunder shall be assigned by either party hereto, without the prior written consent of the other party (except that Employer may assign this Agreement to one of its affiliates without Employees consent and such assignment shall not release Employer of any obligations hereunder), nor is this Agreement intended to confer upon any other person other than the parties hereto any rights or remedies hereunder.

         11. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

         12. WAIVER. No delay or omission by either party to this Agreement to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

         13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict-of-laws that would require the application of the law of any other jurisdiction.

         14. NOTICES. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid addressed as follows:


         If to Employee:             Bearcom, Inc.
                                     Attention:  Michael L. Kovar
                                     11545 Pagemill Road
                                     Dallas, Texas 75243

         If to Employer:             Bearcom, Inc.
                                     Attention:  Chairman of the Board
                                     11545 Pagemill Road
                                     Dallas, Texas 75243


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. ATTORNEYS FEES. If any arbitration or civil action, whether at law or in equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, court costs and other reasonable expenses of litigation, in addition to any other relief to which such party may be entitled.

         16. ARBITRATION. Any dispute arising under this Agreement shall be submitted to arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association. The decision of the arbitrator(s) will be binding, conclusive and nonappealable.

         17. COUNTERPARTS. This Agreement constitutes the entire agreement between the parties to this





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Agreement with respect to the subject matter of this Agreement and, except for the Severance Agreement, there are no understandings or agreements relative to this Agreement which are not fully expressed in this Agreement. All prior agreements between the parties with respect to the subject matter of this Agreement, whether oral or written, are expressly superseded by this Agreement. No change, waiver or discharge of this Agreement will be valid unless in writing and signed by the party against which such change, waiver or discharge is to be enforced.

         IN WITNESS WHEREOF, THE PARTIES TO THIS AGREEMENT HAVE EXECUTED AND DELIVERED THIS AGREEMENT ON THE DATE FIRST ABOVE WRITTEN.



                                  EMPLOYER:

                                  BEARCOM, INC.


                                  By:   /s/  JERRY DENHAM
                                       ---------------------------------------
                                           Jerry Denham, President


                                  EMPLOYEE:


                                  /s/  MICHAEL L. KOVAR
                                  --------------------------------------------
                                        Michael L. Kovar






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